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                                                                       EXHIBIT B

                          AGREEMENT TO ELECT DIRECTORS

         THIS AGREEMENT TO ELECT DIRECTORS (this "Agreement"), dated as of April 17, 1996, is by and among TRANSMONTAIGNE OIL COMPANY, a Delaware corporation (the "Company"), and the FIRST RESERVE INVESTORS listed on the signature pages hereof.

         WHEREAS, the First Reserve Investors own 6,582,830 shares of common stock, $.01 par value, of the Company (the "Common Stock"); and

         WHEREAS, pursuant to a Stockholders Agreement dated May 10, 1995 (the "Stockholders Agreement"), the First Reserve Investors have the right to elect two directors to the Board of Directors of the Company by; and

         WHEREAS, the Stockholders Agreement will terminate by its own terms at such time as the Common Stock is registered under the Securities and Exchange Act of 1934 and is being traded on a nationally recognized exchange or the Nasdaq National Market; and

         WHEREAS, the parties wish to provide for the appointment of two directors to the Board of Directors of the Company by the First Reserve Investors after termination of the Stockholders Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1.1. Board of Directors. From and after termination of the Stockholders Agreement, the First Reserve Investors and the Company hereby agree to take, at any time and from time to time, all action necessary (including, without limitation, voting the Common Stock owned by them, calling special meetings of stockholders and executing and delivering written consents) to cause two directors designated by the First Reserve Investors from time to time to be elected to the Company's Board of Directors. The First Reserve Investors hereby designate John A. Hill and William E. Macaulay as their initial nominees for directors. The Company shall cooperate fully in connection with any vote to elect as promptly as possible any persons designated by the First Reserve Investors in accordance with this Agreement. In the event of a disagreement within the First Reserve Investors group as to any person who the First Reserve Investors wish to designate for its seats on the Board of Directors, unless otherwise agreed by the various First Reserve Investors, a majority vote, by shares of Common Stock held, of the First Reserve Investors shall resolve the disagreement.

         SECTION 1.2. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telex, facsimile or similar writing) and shall be given to such party at its address or telex or facsimile number set forth on the signature pages hereof or such other address or telex or facsimile number as such party may hereafter specify in writing to the Secretary of the Company for the purpose by notice to the party sending such communication. Each such notice, request or other communication shall be effective (i) if given by telex or facsimile, when such message is transmitted to the number set forth on such signature


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pages or such other number as a party may specify in writing to the Secretary of the Company or (ii) if given by any other means, the earlier of, (x) when delivered by hand to the address set forth on such signature pages or such other address as a party may specify in writing to the Secretary of the Company or (y) five business days after the mailing of such notice by certified mail. A single notice to the First Reserve Investors shall be deemed to be notice to all First Reserve Investors at the same address.

         SECTION 2.3. Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. This Agreement constitutes the entire agreement and understanding, and supersedes and terminates all prior agreements and understandings, both oral and written, between the parties hereto relating to the subject matter hereof

         SECTION 2.4. Waiver. Any party hereto may, without binding any other party, by written notice to another party (a) extend the time for the performance of any of the obligations or other actions of such other party under this Agreement; (b) waive compliance with any of the conditions or covenants of such other party contained in this Agreement; and (c) waive or modify performance of any of the obligations of such other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. Neither the waiver by any party hereto of a breach of any provision hereof or any preceding or succeeding breach nor the failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder nor shall it be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

         SECTION 2.5. Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Company and by the First Reserve Investors.

         SECTION 2.6. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or any First Reserve Investor.

         SECTION 2.7. Term. This Agreement shall be effective from and after termination of the Stockholders Agreement and shall terminate and no longer be binding on the parties hereto at such time as the First Reserve Investors own less than 10% of the Common Stock.

         SECTION 2.8. Limited Liability of Partners. Notwithstanding any other provision of this Agreement, neither the general partner nor the limited partners nor any future general or limited partner of any First Reserve Investor shall have any personal liability for performance of any


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obligation of such First Reserve Investor under this Agreement in excess of the respective capital contribution of such general partner and limited partners to such First Reserve Investor.

         SECTION 2.9. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 2.10. Pronouns. Whenever the context may require any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

         SECTION 2.11. Attorneys Fees. In the event of a dispute concerning the provisions of this Agreement which results in litigation, arbitration or other dispute resolution proceedings the parties agree that the legal fees and other expenses of the prevailing party shall be borne by the other, non-prevailing parties to the dispute.

         SECTION 2.12. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         SECTION 2.13. Counterparts. This Agreement may be executed in any number of counterparts or separate number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.


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         IN WITNESS WHEREOF, the Company and each First Reserve Investor have executed this Agreement as of the day and year first above written.

                                   TRANSMONTAIGNE OIL COMPANY

                                   By:
                                        -------------------------------
                                   Its:
                                        -------------------------------

                                   Notices:
                                        Cortlandt S. Dietler
                                        Chief Executive Officer
                                        P.O. Box 5660
                                        Denver, CO 80127
                                        Telephone No.: 303/605-1798
                                        Facsimile No.: 303/605-1671

FIRST RESERVE INVESTORS:

                                   FIRST RESERVE SECURED ENERGY
                                   ASSETS FUND, LIMITED PARTNERSHIP

                                   By:       FIRST RESERVE CORPORATION,
                                             as Managing General Partner

                                   By:
                                        -------------------------------
                                        Managing Director

                                   Notices:
                                        475 Steamboat Road
                                        Greenwich, CT  06830
                                        Attention:  Bruce M. Rothstein
                                        Telephone No.: 203/661-6601
                                        Facsimile No.: 203/661-6729



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                                     FIRST RESERVE FUND VI,
                                     LIMITED PARTNERSHIP

                                     By:       FIRST RESERVE CORPORATION, as

Managing General Partner

                                     By:
                                          ------------------------------
                                          Managing Director

                                     Notices:
                                          475 Steamboat Road
                                          Greenwich, CT  06830
                                          Attention:  Bruce M. Rothstein
                                          Telephone No.: 203/661-6601
                                          Facsimile No.: 203/661-6729

                                     FIRST RESERVE FUND V-II,
                                     LIMITED PARTNERSHIP

                                     By:       FIRST RESERVE CORPORATION,
                                               as Managing General Partner

                                     By:
                                          ------------------------------
                                          Managing Director

                                     Notices:
                                          475 Steamboat Road
                                          Greenwich, CT  06830
                                          Attention:  Bruce M. Rothstein
                                          Telephone No.: 203/661-6601
                                          Facsimile No.: 203/661-6729



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                                  FIRST RESERVE FUND V,
                                  LIMITED PARTNERSHIP

                                  By:       FIRST RESERVE CORPORATION,
                                            as Managing General Partner

                                  By:
                                       -----------------------------------
                                       Managing Director

                                  Notices:
                                       475 Steamboat Road
                                       Greenwich, CT  06830
                                       Attention:  Bruce M. Rothstein
                                       Telephone No.: 203/661-6601
                                       Facsimile No.: 203/661-6729



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